Exhibit 10.3

REINSTATEMENT OF AND FIFTH AMENDMENT

TO PURCHASE AND SALE AGREEMENT

THIS REINSTATEMENT OF AND FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Fifth Amendment”), made and entered into as of the 4th day of May, 2007 between WELLS REAL ESTATE, LLC – SC I, a Georgia limited liability company (“Seller”), and HRPT PROPERTIES TRUST, a Maryland real estate investment trust (“Purchaser”).

W I T N E S S E T H:

WHEREAS, The Wells Fund XI – Fund XII – REIT Joint Venture (the “Venture”) and Purchaser entered into that certain Purchase and Sale Agreement dated as of March 6, 2007 (the “Original Agreement”) relating to the sale and purchase of the “Property” (as defined in the Original Agreement);

WHEREAS, the Venture assigned the Original Agreement to Seller and Seller and Purchaser amended the Original Agreement pursuant to that certain First Amendment to and Assignment of Purchase and Sale Agreement and Escrow Agreement dated as of March 23, 2007 (the “First Amendment”), and Seller and Purchaser further amended the Original Agreement, as amended, by that certain Second Amendment to Purchase and Sale Agreement dated as of April 5, 2007 (the “Second Amendment”), and by that certain Third Amendment to Purchase and Sale Agreement dated as of April 10, 2007 (the “Third Amendment”), and by that certain Fourth Amendment to Purchase and Sale Agreement dated as of April 12, 2007 (the “Fourth Amendment”; the Original Agreement, as assigned and amended by the First Amendment and as further amended by the Second Amendment, Third Amendment and Fourth Amendment, being herein referred to as the “Agreement”); and

WHEREAS, Purchaser terminated the Agreement pursuant to Section 3.5 of the Original Agreement by letter from Purchaser to Seller dated April 13, 2007; and

WHEREAS, Seller and Purchaser desire to reinstate the Agreement and to modify and amend the Agreement to provide for a reduction in the Purchase Price and an extension of the Closing Date, and for certain other purposes herein provided.

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms used in this Fifth Amendment but not defined herein shall have the same meaning given to such terms in the Agreement.

2. Reinstatement of Agreement. Purchaser and Seller hereby reinstate the Agreement and hereby acknowledge and agree that the Agreement, as amended by this Fifth Amendment, is in full force and effect. Purchaser represents to Seller that Purchaser has not requested the payment to Purchaser, and Purchaser has not received payment of, the Earnest Money, and Purchaser and Seller agree that the Earnest Money shall continue to be held, funded and/or disbursed by Escrow Agent in accordance with the terms of the Agreement, as amended, and the Escrow Agreement.

3. Reduction in Purchase Price. Section 2.4 of the Original Agreement is hereby amended by reducing the Purchase Price from Eight Million and No/100 Dollars ($8,000,000.00 U.S.) to Seven Million Six Hundred Twenty-Five Thousand and No/100 Dollars ($7,625,000.00 U.S.).

4. Expiration of Inspection Period. Purchaser and Seller agree that the Inspection Period shall be deemed to have expired, and Purchaser shall have no further right to terminate the Agreement, as amended, pursuant to Section 3.5 of the Original Agreement.

5. Closing Date. Unless an earlier date and time for the Closing is mutually agreed upon by Seller and Purchaser, the Closing Date shall be the Business Day which is two (2) Business Days after the satisfaction or waiver by Purchaser in writing of the “Special Conditions” (as defined below), but not later than May 25, 2007.

6. Special Conditions. In addition to the conditions set forth in Section 6.1 of the Original Agreement, the obligations of Purchaser hereunder to consummate the transaction contemplated by the Agreement shall in all respects be conditioned upon the satisfaction of each of the following conditions (the “Special Conditions”), any of which may be waived by Purchaser in its sole discretion by written notice to Seller:

(a) The Tenant Estoppel Certificate from the tenant under the Lease contemplated to be obtained under Section 6.1(c) of the Original Agreement shall expressly state, without qualification (except for minor punchlist items which may be specifically identified by such tenant in the Tenant Estoppel Certificate provided that the aggregate cost to remedy all such punchlist items shall not exceed $50,000), that all improvements and work required by the terms of the Lease to be made or completed by Landlord have been completed in a timely fashion in accordance with the terms of the Lease to the satisfaction of such tenant. Seller agrees that Seller will expeditiously correct or cure, at the sole cost and expense of Seller, any punchlist items which are identified by such tenant in the Tenant Estoppel Certificate, and such agreement by Seller shall survive the Closing. If any of such punchlist items are not corrected or cured prior to the Closing, Seller shall be granted reasonable access to the Property following the Closing in order to complete the correction or cure of such items and Seller shall indemnify, defend and hold harmless Purchaser from and against any and all expense, loss or damage which Purchaser may incur (including, without limitation, reasonable attorney’s fees actually incurred) as a result of any (i) act or omission of Seller or its representatives, agents or contractors while on the Property as aforesaid or (ii) any failure by Seller to timely correct and cure such punchlist items, and such indemnity by Seller shall survive the Closing; and

(b) Seller and Caterpillar Inc., as lessee of the real property adjacent to the easterly boundary of the Land, shall have executed and delivered that certain Easement Agreement substantially in the form attached hereto as Exhibit “A” and by reference made a part hereof, which Easement Agreement shall be recorded at or prior to the Closing (it being agreed that such Easement Agreement, when so executed and delivered, shall be an additional Permitted Exception under the Agreement); and

(c) Seller shall have received the written acknowledgment of the Southchase Owner’s Association, Inc. (the “Association”) of its approval of the plans identified on Exhibit “B” attached hereto and by reference made a part hereof, and the written acknowledgment of the Association that all required approvals of the Association with respect to the existing improvements on the Property have been granted.

In the event that the Special Conditions have not been satisfied (or otherwise waived in writing by Purchaser) prior to May 23, 2007, Purchaser shall have the right, in its sole discretion, to terminate the Agreement by written notice to Seller given prior to the Closing, whereupon (i) Escrow Agent shall return the Earnest Money to Purchaser; and (ii) except for the provisions of the Agreement which by their express terms survive the termination of the Agreement, no party hereto shall have any other or further rights or obligations under the Agreement.

7. Binding Effect. This Fifth Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Fifth Amendment shall be construed, interpreted and enforced under the laws of the State of South Carolina. Except as expressly modified herein, the Original Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment shall remain in full force and effect, and, as modified herein, are expressly ratified and confirmed by the parties hereto.

8. Counterparts. This Fifth Amendment may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. To facilitate the execution and delivery of this Fifth Amendment, the parties may execute and exchange counterparts of the signature pages by facsimile or e-mail, any such signature pages so exchanged shall be deemed originals for all purposes under this Fifth Amendment, and the signature page of either party to any counterpart may be appended to any other counterpart.

9. Trust Declaration. THE DECLARATION OF TRUST OF PURCHASER, A COPY OF WHICH IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES, AND THE VENTURE AND OWNER AGREE, THAT THE NAME “HRPT PROPERTIES TRUST” REFERS TO THE TRUSTEES UNDER SUCH DECLARATION OF TRUST COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF PURCHASER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, PURCHASER. ALL PERSONS DEALING WITH PURCHASER IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF PURCHASER FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the date and year first above written.

SELLER:

WELLS REAL ESTATE, LLC – SC I, a Georgia limited liability company

By:	Wells Real Estate Investment Trust, Inc., a Maryland corporation, its Manager

By: /s/ Donald A. Miller, CFA Name: Donald A. Miller, CFA Title: President

PURCHASER:

HRPT PROPERTIES TRUST, a Maryland real estate investment trust

By: /s/ David M. Lepore Name: David M. Lepore Title: Senior Vice President